Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Berry and Glatfelter Announce Pricing of Upsized Senior Secured Notes Offering by Berry Subsidiary in Connection with Proposed Merger of Berry’s Health, Hygiene and Specialties Global Nonwovens and Films Business with Glatfelter

Notes to be Assumed by Magnera at Closing of the Transaction

EVANSVILLE, IN & CHARLOTTE, NC — (BUSINESS WIRE) — October 10, 2024 — Berry Global Group, Inc. (NYSE:BERY) (“Berry”) and Glatfelter Corporation (NYSE:GLT) (“Glatfelter”) announced today that Treasure Escrow Corporation (the “Issuer”), currently an indirect, wholly owned subsidiary of Berry, priced and upsized its previously announced offering to $800 million aggregate principle amount of its senior secured notes due 2031 (the “Notes”).

The Notes are being offered by the Issuer in connection with the previously announced merger of Berry’s Health, Hygiene and Specialties Global Nonwovens and Films business with Glatfelter, in a Reverse Morris Trust transaction (the “Transaction”). In connection with the closing of the Transaction, the combined company will be renamed Magnera Corporation (“Magnera”), and the obligations of the Issuer under the Notes will be ultimately assumed by Magnera (the “Magnera Assumption”). The Notes are not and will not be obligations of Berry or its wholly owned subsidiary Berry Global, Inc. (“BGI”).

The size of the offering reflects an increase of $300 million in aggregate principal amount of the Notes from the previously announced offering size of $500 million. The Notes will be issued in lieu of the same amount of debt previously intended to be provided under the new term loan facility to be entered into by Treasure Holdco, Inc. (“Spinco”) and to be assumed by Magnera in conjunction with and assuming the closing of the Transaction.

The Notes will bear interest at a rate of 7.250% payable semiannually, in cash in arrears, on April 15 and October 15 of each year, commencing on April 15, 2025, and will mature on November 15, 2031.The closing of the offering is expected to be completed on or about October 25, 2024, subject to customary closing conditions.

The proceeds from the offering, together with the proceeds of a term loan financing in connection with the Transaction, will be used to fund the cash distribution to BGI in connection with the Transaction, to repay certain existing indebtedness of Glatfelter, and to pay certain fees and expenses. All proceeds of the offering will be deposited into a segregated escrow account, together with any additional amounts necessary to redeem the Notes, until certain escrow release conditions are satisfied substantially concurrently with the consummation of the Transaction. Amounts held in the escrow account will be pledged for the benefit of the holders of the Notes, pending the release of such funds in connection with the consummation of the Transaction.

Prior to the date of the Magnera Assumption, the Notes will be the sole obligation of the Issuer, not Berry or any of its subsidiaries other than the Issuer. Following the Magnera Assumption, the Notes and the guarantees thereof will be unsubordinated obligations of Magnera, and each of Magnera’s existing and future wholly owned restricted domestic subsidiaries, subject to certain specified exceptions (the “Subsidiary Guarantors”), will be equal in right of payment to all existing and future unsubordinated indebtedness of Magnera and the Subsidiary Guarantors and structurally subordinated to all the liabilities of Magnera’s subsidiaries that are not or do not become Subsidiary Guarantors. Following the Magnera Assumption, the Notes and the guarantees thereof will be secured by: (i) a second-priority lien on accounts receivable, inventory, and certain related assets of Magnera and the Subsidiary Guarantors that will secure Magnera’s new revolving credit facility on a first-priority basis and Magnera’s new term loan facility on a second-priority basis, both anticipated to be established at the closing of the Transaction, and (ii) a first-priority lien on other assets securing Magnera’s term loan facility on a first-priority basis and Magnera’s revolving credit facility on a second-priority basis, in each case, subject to certain specified exceptions and permitted liens. The Notes will rank pari passu in right of payment, and will be secured on an equal and ratable basis, with Magnera’s new term loan facility and Glatfelter’s existing 4.750% senior notes due 2029, which are expected to remain outstanding following the closing of the Transaction. Additionally, the Notes will be effectively senior to all of Magnera’s and the Subsidiary Guarantors’ existing and future indebtedness that is not secured by a lien on the collateral to the extent of the value of the assets securing the Notes.

The Notes are being offered in a private offering exempt from registration only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes have not been and will not be registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation, or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Berry

At Berry Global Group, Inc. (NYSE: BERY), we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 40,000 global employees across more than 250 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey.

About Glatfelter

Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. Glatfelter’s high-quality, technology-driven, innovative, and customizable nonwovens solutions can be found in products that are Enhancing Everyday Life®. These include personal care and hygiene products, food and beverage filtration, critical cleaning products, medical and personal protection, packaging products, as well as home improvement and industrial applications. Headquartered in Charlotte, NC, Glatfelter’s 2023 revenue was $1.4 billion with approximately 2,980 employees worldwide. Glatfelter’s operations utilize a variety of manufacturing technologies including airlaid, wetlaid and spunlace with fifteen manufacturing sites located in the United States, Canada, Germany, France, Spain, the United Kingdom, and the Philippines. Glatfelter has sales offices in all major geographies serving customers under the Glatfelter and Sontara® brands.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this release that are not historical, including statements relating to the expected timing, completion and effects of the proposed Transaction, and about the offering and issuance of the Notes by the Issuer, are considered “forward-looking” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward,” or similar expressions that relate to strategy, plans, intentions, or expectations. All statements relating to estimates and statements about the expected timing and structure of the proposed Transaction, including the offering and issuance of the Notes, the ability of the parties to complete the proposed Transaction, benefits of the Transaction, including future financial and operating results, executive and Board transition considerations, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts are forward-looking statements. In addition, senior management of Berry and Glatfelter, from time to time may make forward-looking public statements concerning expected future operations and performance and other developments.

Actual results may differ materially from those that are expected due to a variety of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Transaction; the risk that the Glatfelter shareholders may not approve the Transaction proposals; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated or may be delayed; risks that any of the other closing conditions to the proposed Transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed Transaction is not obtained; risks related to potential litigation brought in connection with the proposed Transaction; uncertainties as to the timing of the consummation of the proposed transactions; unexpected costs, charges or expenses resulting from the proposed transactions; risks and costs related to the implementation of the separation of the business, operations and activities that constitute the global nonwovens and hygiene films business of Berry into Spinco, including timing anticipated to complete the separation; any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of the combined company is more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of Berry and Glatfelter and its business, operations, financial condition and the industry in which they operate; risks related to disruption of management time from ongoing business operations due to the proposed Transaction; failure to realize the benefits expected from the proposed Transaction; the risk that the offering and issuance of the Notes may not be effected on terms that are advantageous to the Issuer, Spinco or, after the closing of the Transaction, Magnera, or at all; effects of the announcement, pendency or completion of the proposed Transaction on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally; and other risk factors detailed from time to time in Glatfelter’s and Berry’s reports filed with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. These risks, as well as other risks associated with the proposed Transaction, are more fully discussed in the proxy statement/prospectus and the registration statements filed with the SEC in connection with the proposed Transaction. The foregoing list of important factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof and neither Berry, Glatfelter, the Issuer, Spinco nor Magnera undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Transaction between Berry and Glatfelter. In connection with the proposed Transaction, Glatfelter filed a registration statement on Form S-4 containing a proxy statement/prospectus with the SEC which was declared effective on September 17, 2024. Glatfelter has also filed a proxy statement/prospectus which was sent to Glatfelter’s shareholders on or about September 20, 2024. In addition, Spinco filed a registration statement on Form 10 in connection with its separation from Berry. The Form 10 has not yet been declared effective. This communication is not a substitute for the registration statements, proxy statement/prospectus or any other document which Berry and/or Glatfelter may file with the SEC. STOCKHOLDERS OF BERRY AND GLATFELTER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENTS AND PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the registration statements and proxy statement/prospectus as well as other filings containing information about Berry and Glatfelter, as well as Spinco, without charge, at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Berry or Spinco will be made available free of charge on Berry’s investor relations website at ir.berryglobal.com. Copies of documents filed with the SEC by Glatfelter will be made available free of charge on Glatfelter’s investor relations website at www.glatfelter.com/investors.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to sell, subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

Berry and its directors and executive officers, and Glatfelter and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Glatfelter common stock and/or the offering of securities in respect of the proposed Transaction. Information about the directors and executive officers of Berry, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Security Ownership of Beneficial Owners and Management” in the definitive proxy statement for Berry’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on January 4, 2024 (www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001378992/000110465924001073/tm2325571d6_def14a.htm). Information about the directors and executive officers of Glatfelter including a description of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” in the proxy statement for Glatfelter’s 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 26, 2024 (www.sec.gov/ix?doc=/Archives/edgar/data/0000041719/000004171924000013/glt-20240322.htm). Additional information regarding the interests of these participants can also be found in the Form S-4 and the proxy statement/prospectus filed by Glatfelter with the SEC and the registration statement on Form 10 filed by Spinco with the SEC.

Berry Global, Inc.

Investor Contact

Dustin Stilwell

VP, Investor Relations

+1 812.306.2964

ir@berryglobal.com

Glatfelter Corporation

Investor Contact

Ramesh Shettigar

+1 717.225.2746

Ramesh.Shettigar@glatfelter.com